EXHIBIT 10.55

AMENDING AGREEMENT

This Amending Agreement made as of the 9th day of December, 2008.

B E T W E E N:

NEXEN INC.,

(hereinafter referred to as the “Corporation”)

- and -

MARVIN F. ROMANOW

(hereinafter referred to as the “Executive”)

RECITALS:

1.

The Corporation and the Executive entered into an Amended and Restated Agreement Respecting Change of Control and Executive Benefit Plan Entitlements as of September 17, 2008 (the “Restated Agreement”).

2.

The Corporation and the Executive wish to amend the Restated Agreement, effective January 1, 2009 (the “Amending Agreement Effective Date”) to reflect that the Executive has been promoted to the position of President and Chief Executive Officer of the Corporation and to modify certain terms and conditions of the Restated Agreement in connection with such promotion.

3.	Effective on the Amending Agreement Effective Date, the terms and conditions of the Restated Agreement shall be amended by in accordance with this Amending Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows.

1.	Unless otherwise specifically provided in this Amending Agreement, the terms appearing herein with initial capital letters shall have the same meanings as specified in the Restated Agreement.

2.	All references in the Restated Agreement to “Executive Vice President and Chief Financial Officer” shall be deleted and replaced with “President and Chief Executive Officer”.
3.	Section 8.1(b)(ii)(D) of the Restated Agreement shall be deleted in its entirety and replaced with the following section:

“(D)    the Executive shall be deemed to retire, and the pension to commence, upon the later of the completion of the Severance Period and the attainment of age fifty-five (55), without any applicable early retirement reduction; and”

4.	Schedule “C” of the Restated Agreement shall be deleted in its entirety and replaced with the form of Schedule “C” attached hereto.
5.	This Amending Agreement shall enure to the benefit of and be binding upon the Corporation and its successors and assigns and upon the Executive and his heirs, executors and administrators.
6.	This Amending Agreement shall be construed and administered in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
7.	All other terms and conditions of the Restated Agreement are and remain in full force and effect and are amended only in accordance with this Amending Agreement.

The parties have executed this Amending Agreement effective the date first written above.

NEXEN INC.
Per:	(signed)

Per:	(signed)

SIGNED, SEALED & DELIVERED in the presence of (signed)	) ) ) ) ) )	(signed)
(Witness)		MARVIN F. ROMANOW

SCHEDULE “C”

AMENDED AND RESTATED AGREEMENT RESPECTING CHANGE OF CONTROL AND EXECUTIVE BENEFIT PLAN ENTITLEMENTS

Estimated1 Entitlement to Compensation

Pursuant to Article 8 of the Restated Agreement

Employee – Marvin F. Romanow

Base Salary (36 months) [2]	$3,300,000
Bonus Target Value	$2,475,000
Benefits Uplift	$429,000
Car Allowance	$93,600
Savings Plan	$198,000
Financial Counselling Services	$10,500
Security Monitoring Services	$2,400
TOTAL VALUE	$6,508,500

Additional Lump Sum Settlement Value of Pension[3]	$15,479,248

TOTAL ESTIMATED ENTITLEMENT	$21,987,748

In addition to the above, Section 8.1(d) of the Restated Agreement provides for Executive Outplacement counselling to be provided by a firm selected by the Executive, at a cost to the Corporation not to exceed $25,000.

IN ADDITION to the above pension entitlement under the Agreement, the Executive has the following pension entitlements under the Defined Benefit Registered Pension Plan and Executive Benefit Plan. As is the case with the figures shown above, these values are estimated values (as of January 1, 2009) and are for illustrative purposes only. Actual values will be calculated as of the date of the entitlement or payment in accordance with the Defined Benefit Registered Pension Plan and the Executive Benefit Plan, respectively, and therefore may be subject to change. Pension entitlements in respect of the Defined Contribution Registered Pension Plan and the Defined Contribution provision of the Executive Benefit Plan are not included in the pension amounts presented below.

•	Accrued Annual Defined Benefit Pension Entitlement (Registered Pension Plan)[4]	$28,111
•	Estimated Lump Sum Transfer Value of Registered Pension Plan[5]	$345,699
•	Estimated Lump Sum Value of Executive Benefit Plan[5]	$4,176,968

_________________________

[1]	As stated in Section 8.1 of the Restated Agreement, the above calculations represent only the current estimated value (as of January 1, 2009) of the Executive’s entitlement to compensation upon a Change of Control. Accordingly, the above calculations are for illustrative purposes only.
[2]	For purposes of Section 5.1 of the Restated Agreement, all calculations of the Executive's entitlement to compensation upon a Change of Control will be based on a Severance Period of 30 months.
[3]

Calculated in accordance with Section 8.1(b) of the Restated Agreement.

- Adjustment to EBP lump sum value to reflect settlement $2,053,703.

- Additional settlement value of pension accrued during the severance period upon a change of control   $13,425,545.

[4]	Deferred benefit payable from age 60.
[5]	Based on the Standards of Practice for Determining Pension Commuted Values approved by the Canadian Institute of Actuaries using rates applicable for December 2008 terminations.